CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 26, 2000 (except for NOTE 1, as to which the date is September 22, 2000, and NOTE 13, as to which the date is __________), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-45514) and related Prospectus of Garmin ltd. dated October 6, 2000.


                                                            Ernst & Young LLP

Kansas City, Missouri


                            The foregoing consent is in the form that will be
                           signed upon the completion of the 1.12379256 for 1
                            common stock split as described in Note 13 to the
                                           consolidated financial statements.

                                                        /s/ Ernst & Young LLP
                                                            Ernst & Young LLP

                                                        Kansas City, Missouri
                                                              October 5, 2000